                                                                     EXHIBIT 4.1

--------------------------------------------------------------------------------



                             KERR-MCGEE CORPORATION



                                       TO



                                 CITIBANK, N.A.,
                                   AS TRUSTEE




                        -------------------------------




                          FIFTH SUPPLEMENTAL INDENTURE

                             DATED FEBRUARY __, 2000

                    SUPPLEMENTING AND AMENDING THE INDENTURE
                           DATED AS OF AUGUST 1, 1982






--------------------------------------------------------------------------------

                  THIS FIFTH SUPPLEMENTAL INDENTURE, dated February __, 2000 (hereinafter called the "Supplemental Indenture"), is between KERR-McGEE CORPORATION, a Delaware corporation (hereinafter called the "Corporation"), and CITIBANK, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee under the Indenture referred to below (hereinafter called the "Trustee").

                                    RECITALS

                  The Company and the Trustee are parties to an Indenture, dated as of August 1, 1982, as amended (the "Indenture"), relating to the issuance from time to time by the Company of its Securities on terms to be specified at the time of issuance. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture.

                  The Company has duly authorized the creation of a series of its Securities denominated its "___% Convertible Subordinated Debentures due 2010" (such Securities being referred to herein as the "Debentures").

                  The Company has duly authorized the execution and delivery of this Supplemental Indenture in order to provide for the issuance of the Debentures.

                  The Company has requested the Trustee and the Trustee has agreed to join with it in the execution and delivery of this Supplemental Indenture.

                  Section 901(e) of the Indenture provides that the Company, acting pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into an indenture supplemental to the Indenture to establish the form and terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture.

                  The Company has determined that this Supplemental Indenture complies with Section 901(f) and does not require the consent of any Holders of Securities. On the basis of the foregoing, the Trustee has determined that this Supplemental Indenture is in form satisfactory to it.

                  The Company has furnished the Trustee with an Officers' Certificate and an Opinion of Counsel complying with the requirements of Section 905 of the Indenture, stating that the execution of this Supplemental Indenture is authorized or permitted by the Indenture, and has delivered to the Trustee a Board Resolution authorizing the execution and delivery of this Supplemental Indenture, together with such other documents as may have been required by
Section 303 of the Indenture.

                  All things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

                  The entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture.

                  The Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary have been done to make the Debentures, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

                  NOW THEREFORE:

                  It is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Debentures, as follows:

                                    ARTICLE I

                  SECTION 1.01. Definitions.

                  For all purposes of the Indenture and this Supplemental Indenture as they relate to the Debentures, except as otherwise expressly provided or unless the context otherwise requires:

                  (1) the terms defined in this Article have the meanings assigned to them in this Article;

                  (2) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

                  (3) capitalized terms used but not defined herein are used as they are defined in the Indenture.

                  "Change in Control" means:

                           (i) the acquisition by any Person (including any
syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act as in effect on the date of the original execution of this Supplemental Indenture) of beneficial ownership (as determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (or persons holding a similar function), other than any such acquisition by the Company, any Subsidiary of the Company or any employee benefit plan of the Company or any Subsidiary of the Company; or

                           (ii) any consolidation of the Company with, or merger
of the Company into, any other Person, any merger of another Person into the Company, or any conveyance, sale, transfer, lease or other disposition of all or substantially all of the assets of the Company to another Person (other than (a) any such transaction (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of the Company and (y) pursuant to which the holders of the Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of directors (or persons holding a similar function) of the continuing or surviving Person immediately after such transaction and (b) any merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of common stock of the surviving Person); provided, however, that a Change in Control shall not be deemed to have occurred if (a) the Closing Price per share of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control (in the case of a Change in Control under clause (i) above) or the period of 10 consecutive Trading Days ending immediately before the Change in Control (in the case of Change in Control under clause (ii) above) shall equal or exceed 105% of the Conversion Price of the Securities in effect on each such Trading Day or (b) at least 90% of the consideration in the transaction or transactions constituting a Change in Control consists of shares of common stock traded or to be traded immediately following such Change in Control on a national securities exchange or the Nasdaq National Market and, as a result of such transaction or transactions, the Debentures become exercisable solely into such common stock (and any rights attached thereto).

                  "Closing Price" of any security on any date of determination means:

                  (1) the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on The New York Stock Exchange on such date;

                  (2) if such security is not listed for trading on The New York Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

                  (3) if such security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the NASDAQ National Market;

                  (4) if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

                  (5) if such bid price is not available, the average of the mid-point of the last bid and ask prices of such security on such date from at least three nationally recognized independent investment banking firms retained for this purpose by the Company.

                  "Common Stock" means the Company's common stock, par value $1.00 per share, as it exists on the date of this Supplemental Indenture and any shares of any class or classes of capital stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided however, that if any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Debentures shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the number of shares of all such classes resulting from all such reclassifications.

                  "Conversion Agent" means any Person authorized by the Company to convert the Debentures in accordance with Article V.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Debt" means the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding at the date hereof or hereafter incurred, created or assumed:

                  (a) all indebtedness of the Company for money borrowed (including any indebtedness secured by a mortgage or other lien which is given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or (ii) existing on property at the time of acquisition thereof);

                  (b) all indebtedness of the Company evidenced by notes, debentures, bonds or other securities;

                  (c) all lease obligations of the Company which are capitalized on the books of the Company in accordance with generally accepted accounting principles;

                  (d) all indebtedness of others of the kinds described in either of the preceding clauses (a) or (b) and all lease obligations of others of the kind described in the preceding clause (c) assumed by or guaranteed in any manner by the Company or in effect guaranteed by the Company through an agreement to purchase, contingent or otherwise;

                  (e) all obligations of the Company with respect to letters of credit issued in connection with indebtedness of others of the kind described in the preceding clauses (a) or (b) or leased obligations of the kind described in the preceding clause (c); and

                  (f) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (a), (b) and (d), all renewals or extensions of lease obligations of the kinds described in either of the preceding clauses (c) and (d) and all renewals or extensions of obligations with respect to letters of credit of the kind described in the preceding clause (e);

unless, in the case of any particular indebtedness, lease, obligation, renewal, extension or refunding, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, obligation, renewal, extension or refunding is not superior in right of payment to or is pari passu with the Debentures. Senior Debt shall also not include any Debentures, any indebtedness or other obligations of the Company to its Subsidiaries or the Company's 7.5% Convertible Subordinated Debentures Due 2000 through 2014.

                  "Trading Day" means:

                          (1) if the applicable security is listed or admitted
                  for trading on The New York Stock Exchange or another national security exchange, a day on which The New York Stock Exchange or such other national security exchange is open for business;

                          (2) if the applicable security is quoted on the Nasdaq
                  National Market, a day on which trades may be made thereon; or

                          (3) if the applicable security is not so listed,
                  admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  Section 1.02. Effect of Headings.

                  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  Section 1.03. Successors and Assigns.

                  All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                  Section 1.04. Separability.

                  In case any provision in this Supplemental Indenture or the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 1.05. Conflict with Trust Indenture Act.

                  If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act of 1939, as amended, such required provisions shall control.

                  Section 1.06. Benefits of Supplemental Indenture.

                  Nothing in this Supplemental Indenture, expressed or implied, shall give to any person, other than the parties hereto and their successors hereunder, holders of Senior Debt and the Holders of the Debentures any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

                  Section 1.07. Application of Supplemental Indenture.

                  This Supplemental Indenture shall take effect on the date hereof, and shall, except with respect to Section 1.09, apply only to the Debentures. This Supplemental Indenture shall have no effect on any other Securities, whether originally issued prior to the date hereof or thereafter. If any provision of this Supplemental Indenture is inconsistent with any provision of the Indenture, then, to the extent permitted by the Indenture, the provision in this Supplemental Indenture shall control.

                  SECTION 1.08. Governing Law.

                  THIS SUPPLEMENTAL INDENTURE AND THE DEBENTURES SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND THIS SUPPLEMENTAL INDENTURE AND EACH SUCH DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  Section 1.09.     Amendments to Indenture.

                  Section 301 of the Indenture is hereby amended by deleting the word "and" at the end of clause (13), by renumbering clause (14) of Section 301 as clause (15), and by inserting a new clause (14) as follows:

                          (14) whether the Securities of the series will be
                  subordinated to any other series; and

                  Section 901 of the Indenture is hereby amended by substituting ";or" for the period at the end of clause (g) and by inserting a new clause (h) as follows:

                          (h) to comply with the provisions of Section 4.04 and
         5.11 of the Fifth Supplemental Indenture dated February __, 2000, between the Company and the Trustee.

                                   ARTICLE II
                                 The Debentures

                  Section 2.01. Title and Terms.

                  There is hereby created under the Indenture a series of Securities known and designated as the "__% Convertible Subordinated Debentures due 2010" of the Company. The aggregate principal amount of Debentures that may be authenticated and delivered under this Indenture is limited to $ million, except for Debentures authenticated and delivered upon reregistration of, transfer of, or in exchange for, or in lieu of, other Debentures pursuant to Sections 305, 306, 307, 904 and 1103 of the Indenture.

                  The Stated Maturity for payment of principal of the Debentures shall be ________, 2010 and the Debentures shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) at the rate of __% of the principal amount per annum, from _______, 2000 or the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal amount thereof is paid at Maturity. Interest on the Debentures shall be payable semi-annually in arrears on __________, and __________ of each year, commencing ___________, 2000 (each, an "Interest Payment Date"), to the Persons in whose names the Debentures (or any Predecessor Securities) are registered at the close of business on the _________________ and __________ immediately preceding such Interest Payment Date. Except as provided in this paragraph, if a Holder converts its Debentures into Common Stock on any day other than an Interest Payment Date, such Holder shall receive no interest that has accrued on such Debentures. A Holder who converts a Debenture after a Regular Record Date for an interest payment but prior to the corresponding Interest Payment Date, shall be entitled to receive on the Interest Payment Date interest accrued and paid on such Debentures, notwithstanding the conversion of such Debentures prior to such Interest Payment Date. However, at the time such Holder surrenders such Debentures for conversion, such Holder must pay to the

Company an amount equal to the interest that has accrued and will be paid on the Interest Payment Date on the Debentures being converted. However, the preceding sentence shall not apply to Debentures that are converted after being called by the Company for redemption. In addition, if the Redemption Date is prior to a Regular Record Date for an Interest Payment Date, and prior to such Redemption Date such Holder chooses to convert such Holder's Debentures, such Holder will receive on the date that has been fixed for redemption the amount of interest such Holder would have received if such Holder had not converted its Debentures.

                  The Debentures shall be initially issued in the form of one or more Global Securities and the U.S. Depositary for the Debentures shall be The Depository Trust Company, New York, New York.

                  The Debentures shall not be subject to any sinking fund.

                  The Debentures shall be issuable in denominations of $1000 and integral multiples thereof.

                  The Debentures shall not be issued as Original Issue Discount Securities or subject to defeasance as provided in Article Fifteen of the Indenture.

                  The form of Debentures attached hereto as Exhibit A is hereby adopted, as a form of Securities of a series that consists of Debentures. Certain terms of the Debentures are set forth in the form of the Debentures.

                  With respect to the Debentures only and for the benefit of only the Holders thereof, the failure on the part of the Company to observe or perform any of the covenants or agreements on the part of the Company in this Fifth Supplemental Indenture not otherwise specified in Section 501 of the Indenture shall be an additional Event of Default with respect to the Debentures as if and, for all purposes under the Indenture, to the same extent as if the same were specified in paragraph (d) of such Section 501 of the Indenture.


                                   ARTICLE III
                            Redemption of Debentures

                  Section 3.01. Right to Redeem.

                  At any time on or after ________, 2005, the Company may redeem some or all of the Debentures on at least 30 but not more than 60 days' notice given in accordance with Section 1102 of the Indenture, at the following Redemption Prices (expressed in percentages of the principal amount).

         During The Twelve Months Commencing                    Redemption Price
         -----------------------------------                    ----------------
         _________, 2005.....................................          %

         _________, 2006.....................................          %

         _________. 2007.....................................          %

         _________, 2008.....................................          %

         _________, 2009.....................................       100%


                  In addition, the Company shall pay interest on the Debentures being redeemed. This Interest shall include interest accrued and unpaid to, but excluding, the Redemption Date. If the Redemption Date is an Interest Payment Date, the Company shall pay interest on the Debentures being redeemed to the holder of record thereof on the next preceding Regular Record Date.

                                   ARTICLE IV
                     Repurchase of Securities at the Option
                       of Holders upon a Change in Control

                  Section 4.01. Right to Require Repurchase.

                  In the event that a Change in Control shall occur, then each Holder shall have the right, at the Holder's option, but subject to the provisions of Section 4.02 and Section 4.03, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Debentures not theretofore called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or any integral multiple of $1,000 in excess thereof (provided that no single Debentures may be repurchased in part unless the portion of the principal amount of such Debentures to be Outstanding after such repurchase is equal to $1,000 or integral multiples of $1,000 in excess thereof), on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice (as defined in
Section 4.03 hereof) at a purchase price equal to 100% of the principal amount of the Debentures to be repurchased (the "Repurchase Price") plus interest accrued and unpaid to, but excluding, the Repurchase Date. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth Section 4.02, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price.

                  Section 4.02. Conditions to the Company's Election to Pay the Repurchase Price in Common Stock.

                  The Company may elect to pay the Repurchase Price by delivery of shares of Common Stock pursuant to Section 4.02 if and only if the following conditions shall have been satisfied:

                  (1) the shares of Common Stock deliverable in payment of the Repurchase Price shall have a fair market value as of the Repurchase Date of not less than the Repurchase Price. The fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices per share of Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date;

                  (2) the shares of Common Stock to be issued upon repurchase of Debentures hereunder (i) shall not require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act of 1933, as amended, upon repurchase or, if such registration is required, such registration shall be completed and shall become effective prior to the Repurchase Date, and
(ii) shall not require registration with or approval or any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon repurchase or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the Repurchase Date;

                  (3) the shares of Common Stock to be issued upon repurchase of Debentures hereunder are, or shall have been, approved for quotation on the Nasdaq National Market or listed on a national securities exchange, in any case, prior to the Repurchase Date; and

                  (4) all shares of Common Stock which may be issued upon repurchase of Debentures will be issued out of the Company's authorized but unissued Common Stock and, will upon issue, be duly and validly issued and fully paid and non-assessable and free of any preemptive or similar rights.

                  If all of the conditions set forth in this Section 4.02 are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Company only in cash.

                  Section 4.03. Notices; Method of Exercising Repurchase Right, Etc.

                  (a) Unless the Company shall have theretofore called for redemption all of the Outstanding Debentures, on or before the 30th day after the occurrence of a Change in Control, the Company or, at the request and expense of the Company on or before the 30th day after such occurrence, the Trustee, shall give to all Holders of Debentures notice (the "Company Notice") of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such Company Notice to the Trustee.

                  Each Company Notice shall describe such Change in Control and shall further state:

                          (i) the Repurchase Date,

                          (ii) the date by which the repurchase right must be
exercised pursuant to Section 4.03(b),

                          (iii) the Repurchase Price, and whether the Repurchase
Price shall be paid by the Company in cash or by delivery of shares of Common Stock,

                          (iv) a description of the procedure which a Holder
must follow to exercise a repurchase right, and the place or places where such Debentures, are to be surrendered for payment of the Repurchase Price and accrued and unpaid interest, if any, to, but excluding, the Repurchase Date,

                          (v) that on the Repurchase Date the Repurchase Price,
and accrued and unpaid interest, if any, will become due and payable upon each such Debenture designated by the Holder to be repurchased, and that interest thereon shall cease to accrue on and after said date, and

                          (vi) the Conversion Price (as defined in Section 5.01
hereof) then in effect, the date on which the right to convert the principal amount of the Debentures to be repurchased will terminate and the place or places where such Debentures may be surrendered for conversion.

                          No failure of the Company to give the foregoing
notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Debentures.

                  (b) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the 30th day after the date of the Company Notice (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Debentures to be repurchased (and, if any Debentures are to be repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued, and (ii) the Debentures with respect to which the repurchase right is being exercised. Such written notice shall be irrevocable, except that the right of the Holder to convert the Debentures with respect to which the repurchase right is being exercised shall continue until the close of business on the Business Day immediately preceding the Repurchase Date.

                  (c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Repurchase Price in cash or shares of Common Stock, as provided above, for payment to the Holder on the Repurchase Date or, if shares of Common Stock are to be paid, as promptly after the Repurchase Date as practicable, together with accrued and unpaid interest to, but excluding, the Repurchase Date payable with respect to the Debentures as to which the repurchase right has been exercised; provided, however, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Debentures registered as such at the close of business on the relevant Regular Record Date. The Company covenants that, if the Repurchase Price is to be paid in cash, at least one Business Day prior to the Repayment Date it will deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the principal of, and (except if the Repayment Date shall be an Interest Payment Date) accrued and unpaid interest on, all the Debentures or portions thereof, as the case may be, to be repaid on such Repayment Date.

                  (d) If any Debenture (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Debenture (or portion thereof, as the case may be) shall, until paid, continue to bear interest to the extent permitted by applicable law from the Repurchase Date at the rate per annum specified herein, and each Debenture shall remain convertible into Common Stock until the principal of such Debenture (or portion thereof, as the case may be) shall have been paid or duly provided for.

                  (e) Any Debentures which are to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Debentures without service charge, a new Debenture or Debentures, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Debentures so surrendered.

                  (f) Any issuance of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Securities declared prior to the Repurchase Date.

                  (g) No fractions of shares shall be issued upon repurchase of Debentures. If more than one Debenture shall be repurchased from the same Holder and the Repurchase Price shall be payable in shares of Common Stock, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Debentures so repurchased.

Instead of any fractional share of Common Stock which would otherwise be issuable on the repurchase of any Debenture or Debentures, the Company will deliver to the applicable Holder its check for the current market value of such fractional share. The current market value of a fraction of a share shall be determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section, the current market price of a share of Common Stock shall be the Closing Price per share of the Common Stock on the Trading Day immediately preceding the Repurchase Date.

                  (h) Any issuance and delivery of certificates for shares of Common Stock on repurchase of Debentures shall be made without charge to the Holder of Debentures being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the Debentures represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the Holder of the Debentures being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

                  (i) All Debentures delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 310 of the Indenture.

                  Section 4.04. Consolidation, Merger, Etc.

                  In the case of any consolidation, conveyance or sale of all or substantially all of the assets of the Company or merger to which Article Eight of the Indenture applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive shares of stock and other securities or property or assets (including cash) which includes shares of Common Stock of the Company or common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such shares of stock and other securities, property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger of which acquires the properties or assets (including cash) of the Company, as the case may be, shall execute and deliver to the Trustee a supplemental indenture modifying the provisions of the Indenture in relation to the right of Holders to cause the Company to repurchase the Debentures following a Change in Control, including without limitation the applicable provisions of this Article IV and the definitions of Common Stock and Change in Control, as appropriate, and such other related definitions set forth herein and in the Indenture as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply in the event of a subsequent Change in Control to the common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).


                                    ARTICLE V
                            Conversion of Debentures

                  Section 5.01. Conversion Right and Conversion Price.

                  Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Debenture or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on _______, 2010.

                  In case a Debenture or portion thereof is called for redemption, such conversion right in respect of the Debenture or the portion so called, shall expire at the close of business on the second Business Day preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. In the case of a Change in Control for which the Holder exercises its repurchase right with respect to a Debenture or portion thereof, such conversion right in respect of the Debenture or portion thereof shall expire at the close of business on the Business Day immediately preceding the Repurchase Date.

                  The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price") shall be initially equal to $_________ per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in paragraphs (a), (b), (c), (d), (e), (f), (h) and (1) of
Section 5.04 hereof.

                  Section 5.02. Exercise of Conversion Right.

                  The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency where Debentures may be presented for conversion (the "Conversion Agent").

                  To exercise the conversion right, the Holder of any Debenture to be converted shall surrender such Debenture duly endorsed or assigned to the Company or in blank, at the office of the Conversion Agent, accompanied by a duly signed conversion notice substantially in the form attached to the Debentures to the Company stating that the Holder elects to convert such Debenture or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

                  Debentures surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (except in the case of any Debenture whose Maturity is prior to such Interest Payment Date) shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest to be received on such Interest Payment Date on the principal amount of Debentures being surrendered for conversion.

                  Debentures shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Debentures for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Debentures as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall cause to be issued and delivered to such Conversion Agent a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share as provided in Section 5.03 hereof.

                  In the case of any Debenture which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Debentures.

                  The Company hereby initially appoints the Trustee as the Conversion Agent.

                  Section 5.03. Fractions of Shares.

                  No fractional shares of Common Stock shall be issued upon conversion of any Debenture or Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Debenture or Debentures (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Closing Price of the Common Stock as of the Trading Day immediately preceding the date of conversion.

                  Section 5.04. Adjustment of Conversion Price.

                  The Conversion Price shall be subject to adjustments, calculated by the Company, from time to time as follows:

                  (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

                          (i) the numerator of which shall be the number of
                  shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 5.04(g)) fixed for such determination, and

                          (ii) the denominator of which shall be the sum of such
                  number of shares and the total number of shares constituting such dividend or other distribution.

         Such reduction shall become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 5.04(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (b) In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (c) In case the Company shall issue rights or warrants (other than any rights or warrants referred to in Section 5.04(d)) to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in Section 5.04(g)) on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction:

                          (i) the numerator of which shall be the number of
                  shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and

                          (ii) the denominator of which shall be the number of
                  shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

         Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

                  (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 5.04(a) applies) or evidences of its indebtedness, cash or other assets, including securities, but excluding (1) any rights or warrants referred to in Section 5.04(c), (2) any stock, securities or other property or assets (including cash) distributed in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which
         Section 5.11 hereof applies and (3) dividends and distributions paid exclusively in cash (the capital stock, evidences of indebtedness, cash and other assets described in foregoing clauses (1), (2) and (3) hereinafter in this Section 5.04(d) called the "assets"), then, in each such case, subject to the second succeeding paragraph of this Section 5.04(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date (as defined in Section 5.04(g)) with respect to such distribution by a fraction:

                          (i) the numerator of which shall be the Current Market
                  Price (determined as provided in Section 5.04(g)) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the Record Date), and

                          (ii) the denominator of which shall be such Current
                  Market Price.

         Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date. However, in the event that the then fair market value (as so determined) of the portion of the assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Debenture (or any portion thereof) the amount of assets such Holder would have received had such Holder converted such Debenture (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                           If the Board of Directors determines the fair market value of any distribution for purposes of this Section 5.04(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price pursuant to Section 5.04(g) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holders.

                           Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

                          (i) are deemed to be transferred with such shares of
                  Common Stock;

                          (ii) are not exercisable; and

                          (iii) are also issued in respect of future issuances
                  of Common Stock,

         shall be deemed not to have been distributed (and no adjustment to the Conversion Price will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and Record Date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion
         Price:

                          (1) in the case of any such rights or warrants which
                  shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrant (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and

                          (2) in the case of such rights or warrants all of
                  which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

                  (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 5.11 hereof applies or as part of a distribution referred to in Section 5.04(d) hereof), in an aggregate amount that, combined together with:

                           (1) the aggregate amount of any other such
                  distributions to all holders of Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this Section 5.04(e) has been made, and

                           (2) the aggregate of any cash plus the fair market
                  value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of such distribution, and in respect of which no adjustment pursuant to Section 5.04(f) hereof has been made, exceeds 15% of the product of the Current Market Price (determined as provided in Section 5.04(g)) on the Record Date with respect to such distribution times the number of shares of Common Stock outstanding on such date, then and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:

                          (i) the numerator of which shall be equal to the
                  Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 15% and (y) the number of shares of Common Stock outstanding on the Record Date, and

                          (ii) the denominator of which shall be equal to the
                  Current Market Price on such date.

         However, in the event that the excess of such combined amount over such 15% applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

                  (f) In case a tender offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) that combined together with:

                          (1) the aggregate of the cash plus the fair market
                  value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its Subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 5.04(f) has been made, and

                          (2) the aggregate amount of any distributions to all
                  holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 5.04(e) has been made, exceeds 15% of the product of the Current Market Price (determined as provided in Section 5.04(g)) as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

                          (i) the numerator of which shall be the number of
                  shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and

                          (ii) the denominator shall be the sum of (x) the fair
                  market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time.

         Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made. If the application of this Section 5.04(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 5.04(f).

                  (g) For purposes of this Section 5.04, the following terms shall have the meanings indicated:

                          (1) "Current Market Price" shall mean the average of
                  the daily Closing Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:

                                    (i) the "ex" date (as hereinafter defined)
                           for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 5.04(a), (b), (c), (d), (e) or
                           (f) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

                                    (ii) the "ex" date for any event (other than
                           the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 5.04(a), (b),
                           (c), (d), (e) or (f) occurs on or after the "ex" date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

                                    (iii) the "ex" date for the issuance or
                           distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 5.04(d) or (f), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

                  For purposes of any computation under Section 5.04(f), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 5.04(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term "ex" date, when used:

                                    (A) with respect to any issuance or
                           distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;

                                    (B) with respect to any subdivision or
                           combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

                                    (C) with respect to any tender or exchange
                           offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

                  Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this
                  Section 5.04, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 5.04 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                          (2) "fair market value" shall mean the amount which a
                  willing buyer would pay a willing seller in an arm's length transaction.

                          (3) "Record Date" shall mean, with respect to any
                  dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (h) The Company may make such reductions in the Conversion Price, in addition to those required by Sections 5.04(a), (b), (c),
         (d), (e) or (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

                  To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Company, which determination shall be conclusive and set forth in a Board Resolution. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Security Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

                  (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 5.04(i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article V shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Stock. To the extent the Debentures become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest shall not accrue on the cash.

                  (j) In any case in which this Section 5.04 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Debenture converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to
         Section 5.03 hereof.

                  (k) For purposes of this Section 5.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  (l) If the distribution date for the rights provided in the Company's rights agreement, if any, occurs prior to the date a Debenture is converted, the Holder of the Debenture who converts such Debenture after the distribution date shall not be entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the shares of Common Stock received upon such conversion; provided, however, that an adjustment shall be made to the Conversion Price pursuant to clause 5.04(c) as if the rights were being distributed to the common stockholders of the Company immediately prior to such conversion. If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event.

                  Section 5.05. Notice of Adjustments of Conversion Price.

                  Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 5.04(h) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and the Conversion Agent other than the Trustee an Officers' Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based. Promptly after delivery of such Officers' Certificate, the Company shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Security Register within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not effect the legality or validity of any such adjustment.

                  Section 5.06. Notice Prior to Certain Actions.

                  In case at any time after the date hereof:

                  (1) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

                  (2) the Company shall authorize the granting to all of the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

                  (3) there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

                  (4) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Conversion Agent, and shall cause to be provided to the Trustee and all Holders, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

                  (A) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or

                  (B) the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

                  Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 5.06.

                  Section 5.07. Company to Reserve Common Stock.

                  The Company shall at all times use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Debentures, the full number of shares of fully paid and nonassessable Common Stock then issuable upon the conversion of all Outstanding Debentures.

                  Section 5.08. Taxes on Conversions.

                  Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debentures pursuant hereto. A Holder delivering a Debenture for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Debenture or Debentures to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

                  Section 5.09. Covenant as to Common Stock.

                  The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be fully paid and nonassessable and, except as provided in Section 5.08, the Company will pay all taxes, liens and charges with respect to the issue thereof.

                  Section 5.10. Cancellation of Converted Debentures.

                  All Debentures delivered for conversion shall be delivered by the Conversion Agent to the Trustee to be canceled and thereafter destroyed.

                  Section 5.11. Effect of Reclassification, Consolidation, Merger or Sale.

                  If any of following events occur, namely:

                  (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

                  (ii) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or

                  (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture providing that each Debenture shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which the Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Debenture been converted into Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance assuming the holder of such Common Stock did not exercise its rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purposes of this Section 5.11 the kind and amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance for each

Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article V. If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

                  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Securities Register, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                  The above provisions of this Section shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

                  If this Section 5.11 applies to any event or occurrence,
Section 5.04 hereof shall not apply.

         Section 5.12. Responsibility of Trustee for Conversion Provisions.

                  The Trustee and the Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Debentures to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any other supplemental indenture provided to be employed, in making the same. Neither the Trustee nor the Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and it or they do not make any representation with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Debenture for the purpose of conversion; and the Trustee and the Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

                                                                              29
                                   ARTICLE VI
                                 SUBORDINATION

                  6.01. Section Agreement of Subordination.

                  The Company covenants and agrees, and each holder of Debentures issued hereunder by his acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this
Article VI; and each Person holding any Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

                  The payment of the principal of, premium, if any, and interest on all Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Debt, whether outstanding at the date of this Supplemental Indenture or thereafter incurred, and the priorities expressed in Section 704 of the Indenture shall be deemed, in relation to the Debentures, to be amended so that, if the Trustee collects any moneys pursuant to Article Five of the Indenture, then it shall pay out the moneys to the holders of Senior Debt to the extent required by this Article VI as a second priorty.

                  No provision of this Article Six shall prevent the occurrence of any default or Event of Default hereunder.

                  6.02. Section Payments to Debentureholders.

                  In the event and during the continuation of any default in the payment of principal, premium, interest or any other payment due on any Senior Debt continuing beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Debt, unless and until such default shall have been cured or waived or shall have ceased to exist, and in the event that the maturity of any Senior Debt has been accelerated because of a default, then no payment shall be made by the Company with respect to the principal (including redemption and repurchase payments) of, or premium, if any, or interest on the Debentures.

                  During the continuance of any other event of default with respect to Senior Debt for which maturity may be accelerated immediately, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such Senior Debt, no payment which would be prohibited if any Senior Debt has not been paid (as set out in the immediately preceding paragraph) may be made by or on behalf of the Company upon or in respect of the Debentures for a period commencing on the date of receipt of such notice and ending 90 days thereafter (unless such period shall be terminated by written notice to the Trustee from such trustee or other representative or such holders); however, if the maturity of any such Senior Debt is not accelerated within 90 days following the due date of payments prevented by such event of default and notice, the Company may resume payments on the Debentures.

                  Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Debt shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made on account of the principal (and premium, if any) or interest on the Debentures; and upon any such dissolution or winding-up or liquidation or reorganization any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee would be entitled, except for the provisions of this Article VI, shall (except as provided in the final paragraph of this Section 6.02) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Debentures or by the Trustee if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, as calculated by the Company).

                  In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing paragraphs of this
Section 6.02, shall be received by the Trustee or the Holders of the Debentures before all Senior Debt is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution (subject to the provisions of Section 6.05) shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Debt.

                  For purposes of this Article VI, the words, cash, property or securities shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article VI with respect to the Debentures to the payment of all Senior Debt which may at the time be outstanding; provided that the Senior Debt is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and the rights of the holders of the Senior Debt (other than leases) and of leases which are assumed are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Eight of the Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 6.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight of the Indenture.

                  Section 6.03. Subrogation of Debentures.

                  Subject to the payment in full of all Senior Debt then due, the rights of the holders of the Debentures shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this Article VI, and no payment over pursuant to the provisions of this Article VI, to or for the benefit of the holders of Senior Debt by holders of the Debentures or the Trustee, shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders of the Debentures, be deemed to be a payment by the Company to or on account of the Senior Debt. It is understood that the provisions of this Article VI are and are intended solely for the purpose of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of the Senior Debt, on the other hand.

                  Nothing containing in this Article VI or elsewhere in this Supplemental Indenture or the Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of (and premium, if any) and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Debentures and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this
Article VI of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                  Upon any payment or distribution of assets of the Company referred to in this Article VI, the Trustee and the Holders of the Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Debentures, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI.

                  Section 6.04. Authorization by Debentureholders.

                  Each Holder of a Debenture by his acceptance thereof authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article VI and appoints the Trustee his attorney-in-fact for any and all such purposes.

                  Section 6.05. Notice to Trustee.

                  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article VI. Notwithstanding the provisions of this Article VI or any other provision of this Supplemental Indenture or the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of the Article VI, unless and until the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Debt or from any representative or trustee therefor; and before the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than three business days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debenture) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 6.05, then, anything contained in this Supplemental Indenture or the Indenture to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

                  Notwithstanding anything to the contrary set forth in this Supplemental Indenture or the Indenture, nothing shall prevent any payment by the Company or the Trustee to the Debentureholders of monies in connection with a redemption of Debentures if notice of such redemption has been given prior to the receipt by the Trustee of written notice as aforesaid, and such notice of redemption is given not earlier than 60 days before the Redemption Date.

                  The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a representative or trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt or a representative or trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article VI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VI, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  Section 6.06. Trustees Relation to Senior Debt.

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article VI in respect of any Senior Debt at any time held by it, to the same extent as any other holder of Senior Debt.

                  With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article VI, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to holders of Debentures, the Company or any other Person, money or assets to which any holder of Senior Debt shall be entitled by virtue of this Article VI or otherwise.

                  Section 6.07. No Impairment of Subordination.

                  No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Supplemental Indenture or the Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  Section 6.08. Acceleration of Payment of Debentures.

                  If payment of the Debentures is accelerated because of an Event of Default, the Company shall, or shall cause the Trustee to, promptly notify holders of Senior Debt of the acceleration. The Company may not pay the Debentures until 30 days after the acceleration occurs (if any Senior Debt remains outstanding) and thereafter may pay the Debentures only if otherwise permitted by this Article VI.

                                  ARTICLE VII
                                 Miscellaneous

                  Section 7.01. Confirmation of Indenture.

                  The Indenture, as supplemented and amended by this Fifth Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Indenture, this Fifth Supplemental Indenture and all other indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

                  Section 7.02. Concerning the Trustee.

                  The Trustee assumes no duties, responsibilities or liabilities by reason of this Fifth Supplemental Indenture other than as set forth in the Indenture.

                  The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of same, except for the recital indicating the Trustee's approval of the form of this Fifth Supplemental Indenture. The Trustee makes no representation as to the validity of this Fifth Supplemental Indenture.

                  The Trustee accepts the trust created by the Indenture, as supplemented by this Fifth Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as supplemented by this Fifth Supplemental Indenture.

                            ------------------------

                  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                      KERR-McGEE CORPORATION

                                      By:
                                          --------------------------------
                                      Name:
                                      Title:


Attest:
        --------------------------
        Name:
        Title:

                                      CITIBANK, N.A.,
                                      as Trustee

                                      By:
                                          --------------------------------
                                      Name:
                                      Title:

STATE OF OKLAHOMA                     )
                                      )   SS.:
COUNTY OF OKLAHOMA                    )


                  On the ___ day of __________, 2000, before me personally came ____________, to me known, who, being by me duly sworn, did depose and say that she/he is the _________ of KERR-McGEE CORPORATION, one of the corporations described in and which executed the foregoing instrument; that she/he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she/he signed her/his name thereto by like authority.



                                      -----------------------
                                      Notary Public


SEAL

                                                                       EXHIBIT A


                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL DEBT SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

                  UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW
YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                             KERR-McGEE CORPORATION

                ____% Convertible Subordinated Debenture due 2010



CUSIP No. 492386 AP 2                                         $
                                                               ----------------

                  KERR-McGEE CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________________, or its registered assigns, the principal sum of ________________ U.S. Dollars [or such greater or lesser amount as is indicated on the Schedule of Exchanges attached hereto](1) ($_____________) on , 2010.

                  Interest Payment Dates:    and      , commencing        , 2000

                  Regular Record Dates:      and

                  Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.




-------------------
(1) This phrase should be included only if the Debenture is issued in global form.

                  IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed manually or by facsimile by its duly authorized officers.
  .

                                      KERR-McGEE CORPORATION



                                      By:
                                          --------------------------------
                                      Name:
                                      Title:

                                      Attest:



                                      By:
                                          --------------------------------


Trustee's Certificate of Authentication

This is one of the              % Convertible Subordinated Debentures due 2010
described in the within-named Indenture.


CITIBANK, N.A.,
as Trustee


By:
     ---------------------------------
         Authorized Signatory


Dated:                            , 2000

                             [REVERSE OF DEBENTURE]

                             KERR-McGEE CORPORATION

                  % Convertible Subordinated Debenture due 2010


                  Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.       Principal and Interest.

                  Kerr-McGee Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Debenture at a rate of ___% per annum from _______, 2000 or the most recent Interest Payment Date to which interest has been duly paid or provided for until repayment at Stated Maturity, redemption or repurchase. The Company will pay
interest on this Debenture semiannually in arrears on              and
of each year, commencing          , 2000.

                  The Company shall pay interest (including post-petition interest in any proceeding under Title 11, U.S.C., or any similar federal or state law for the relief of debts) on overdue principal on this Debenture and premium, if any, from time to time on demand at the rate per annum specified in the next preceding paragraph, and it shall pay interest (including post-petition interest in any proceeding under Title 11, U.S.C., or any similar federal or state law for the relief of debts) on overdue installments of interest hereon (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.

                  Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months.

                  Except as provided in this paragraph, if a Holder converts its Debentures into Common Stock on any day other than an Interest Payment Date, such Holder shall receive no interest that has accrued on such Debentures. A Holder who converts a Debenture after a Regular Record Date for an interest payment but prior to the corresponding Interest Payment Date, shall be entitled to receive on the Interest Payment Date interest accrued and paid on such Debentures, notwithstanding the conversion of such Debentures prior to such Interest Payment Date. However, at the time such Holder surrenders such Debentures for conversion, such Holder must pay to the Company an amount equal to the interest that has accrued and will be paid on the Interest Payment Date on the Debentures being converted. However, the preceding sentence shall not apply to Debentures that are converted after being called by the Company for redemption. In addition, if the Redemption Date is prior to a Regular Record Date for an Interest Payment Date, and prior to such Redemption Date such Holder chooses to convert such Holder's Debentures, such Holder will receive on the date that has been fixed for redemption the amount of interest such Holder would have received if such Holder had not converted its Debentures.

2.       Method of Payment.

                  Interest on any Debenture which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

                  Principal of, and premium, if any, and interest on, Global Securities will be payable to the U.S. Depositary in immediately available funds.

                  Principal and premium, if any, on definitive securities will be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest on definitive securities will be payable by (i) U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or (ii) upon application to the Security Registrar by a Holder of an aggregate principal amount in excess of $5,000,000, wire transfer in immediately available funds.

3.       Paying Agent, Conversion Agent and Security Registrar.

                  Initially, Citibank, N.A., the Trustee under the Indenture, will act as Paying Agent, Conversion Agent and Security Registrar. The Company may change the Paying Agent, Conversion Agent or Security Registrar without notice to any Holder.

4.       Indenture.

                  The Company issued this Debenture under an Indenture, dated as of August 1, 1982, as amended (the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee"). The terms of the Debenture include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. This Debenture is subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Debenture and the terms of the Indenture, the terms of the Indenture shall control.

5.       Optional Redemption.

                  At any time on or after ________, 2005, the Company may redeem some or all of the Debentures on at least 30 but not more than 60 days' notice, at the following redemption prices (expressed in percentages of the principal amount).

         During The Twelve Months Commencing                    Redemption Price
         -----------------------------------                    ----------------

         _________, 2005.....................................          %

         _________, 2006.....................................          %

         _________. 2007.....................................          %

         _________, 2008.....................................          %

         _________, 2009.....................................       100%

                  In addition, the Company shall pay interest on the Debentures being redeemed.

                  Debentures in original denominations larger than $1,000 may be redeemed in part. If any Debenture selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Debenture so selected, the converted portion of such Debenture shall be deemed to be the portion selected for redemption (provided, however, that the Holder of such Debenture so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Debenture). Debentures which have been converted during a selection of Debentures to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

                  On and after the Redemption Date, interest ceases to accrue on Debentures or portions of Debentures called for redemption, unless the Company defaults in the payment of the Redemption Price.

                  Notice of redemption will be given by the Company to the Holders as provided in the Indenture.

6.       Repurchase Right Upon a Change in Control.

                  If a Change in Control occurs, the Holder of this Debenture, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Debenture (or any portion of the principal amount hereof that is at least $1,000 or an integral multiple thereof, provided that the portion of the principal amount of this Debenture to be Outstanding after such repurchase is at least equal to $1,000) at the Repurchase Price in cash, plus any interest accrued and unpaid to the Repurchase Date.

                  Subject to the conditions provided in the Indenture, the Company may elect to pay the Repurchase Price by delivering a number of shares of Common Stock equal to (i) the Repurchase Price divided by (ii) 95% of the average of the Closing Prices per share for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date.

                  No fractional shares of Common Stock will be issued upon repurchase of any Debentures. Instead of any fractional share of Common Stock which would otherwise be issued upon repurchase of such Debentures, the Company shall pay a cash adjustment as provided in the Indenture.

                  A notice will be given by the Company to the Holders as provided in the Indenture. To exercise a repurchase right, a Holder must deliver to the Trustee a written notice as provided in the Indenture.

7.       Conversion Rights.

                  Subject to and upon compliance with the provisions of the Indenture, each Holder of Debentures is entitled, at such Holder's option, at
any time before the close of business on         , 2010, to convert the Holder's
Debentures (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount thereof or of such portion, into duly authorized, fully paid and nonassessable shares of Common Stock of the Company at the Conversion Price in effect at the time of conversion.

                  In the case of a Debenture (or a portion thereof) called for redemption, such conversion right in respect of the Debenture (or such portion thereof) so called, shall expire at the close of business on the second Business Day preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. In the case of a Change in Control for which the Holder exercises its Repurchase Right with respect to a Debenture (or a portion thereof), such conversion right in respect of the Debenture (or portion thereof) shall expire at the close of business on the Business Day preceding the Repurchase Date.

                  The Conversion Price shall be initially equal to $       per
share of Common Stock. The Conversion Price shall be adjusted under certain circumstances as provided in the Indenture.

                  To exercise the conversion right, the Holder must surrender the Debenture (or portion thereof) duly endorsed or assigned to the Company or in blank, at the office of the Conversion Agent, accompanied by a duly signed conversion notice to the Company.

                  No fractional shares of Common Stock will be issued upon conversion of any Debentures. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of such Debentures, the Company shall pay a cash adjustment as provided in the Indenture.

8.       Subordination.

                  The Indebtedness evidenced by this Debenture is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Debt of the Company, and this Debenture is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

9.       Events of Default and Remedies.

                  If any Event of Default with respect to the Debentures shall occur and be continuing, the principal amount of all the Debenture may be declared due and payable immediately in the manner and with the effect provided in the Indenture.

10.      Amendments and Waivers.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights of the Holders of the Debentures at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate principal amount of the Outstanding Debentures. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

11.      Denominations; Transfer; Exchange.

                  The Debentures are issuable in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Debentures in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

                  In the event of a redemption in part, the Company will not be required (a) to register the transfer of, or exchange, Debentures for a period of 15 days immediately preceding any selection of Debentures for such redemption, or (b) to register the transfer of, or exchange, any such Debentures, or portion thereof, called for redemption.

                  In the event of redemption, conversion or repurchase of the Debentures in part only, a new Debenture or Debentures for the unredeemed, unconverted or unrepurchased portion thereof will be issued in the name of the Holder hereof.

12.      Persons Deemed Owners.

                  The registered Holder of this Debenture shall be treated as its owner for all purposes.

13.      Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COMMITTEE (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian) and U/G/M/A (=Uniform Gifts to Minors
Act).

14.      CUSIP Numbers.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Debenture Identification Procedures, the Company has caused a CUSIP number to be printed on this Debenture and the Trustee may use CUSIP numbers in notices of redemption or repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on this Debenture or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.


15.      Governing Law.

                  The Indenture and this Debenture shall be governed by, and construed in accordance with, the law of the State of New York.

                                 ASSIGNMENT FORM


         To assign this Debenture, fill in the form below and have your signature guaranteed: (I) or (we) assign and transfer this Debenture to:


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Dated:                            Your Name:
       ---------------------                  ---------------------------------
                                  (Print your name exactly as it appears on the
                                   face of this Debenture)

                                  Your Signature:
                                                  -----------------------------
                                  (Sign exactly as your name appears on the
                                   face of this Debenture)

                                  Signature Guarantee*:
                                                        -----------------------


         * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                               CONVERSION NOTICE


TO:      KERR-McGEE CORPORATION
         Kerr-McGee Center
         Oklahoma City, Oklahoma  73125

                  The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion hereof (which is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest accompanies this Debenture.


Dated:                            Your Name:
       ---------------------                  ---------------------------------
                                  (Print your name exactly as it appears on the
                                   face of this Debenture)

                                  Your Signature:
                                                  -----------------------------
                                  (Sign exactly as your name appears on the
                                   face of this Debenture)

                                  Signature Guarantee*:
                                                        -----------------------

                                  Social Security or other Taxpayer
                                  Identification Number:
                                                         ----------------------



         Principal amount to be converted (if less than all): $





         * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Fill in for registration of shares (if to be issued) and Debentures (if to be delivered) other than to and in the name of the registered holder:



                  --------------------------------------------
                  (Name)


                  --------------------------------------------
                  (Street Address)


                  --------------------------------------------
                  (City, State and Zip Code)


                  --------------------------------------------
                  (Taxpayer Identification Number)

                     NOTICE OF EXERCISE OF REPURCHASE RIGHT


TO:      KERR-McGEE CORPORATION
         Kerr-McGee Center
         Oklahoma City, Oklahoma  73125

                  The undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Kerr-McGee Corporation (the "Company") as to the occurrence of a Change in Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Debenture, or the portion thereof (which is $1,000 principal amount or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture, together with interest accrued and unpaid to, but excluding, such date, to the registered holder hereof, in cash or, at the Company's option, in Common Stock, unless a different name has been indicated below. If shares or any portion of this Debenture not repurchased are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:                            Your Name:
       ---------------------                  ---------------------------------
                                  (Print your name exactly as it appears on the
                                   face of this Debenture)

                                  Your Signature:
                                                  -----------------------------
                                  (Sign exactly as your name appears on the
                                   face of this Debenture)

                                  Signature Guarantee*:
                                                        -----------------------

                                  Social Security or other Taxpayer
                                  Identification Number:
                                                         ----------------------



         Principal amount to be converted (if less than all): $



         * Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Fill in for registration of shares (if to be issued) and Debentures (if to be delivered) other than to and in the name of the registered holder:



                  --------------------------------------------
                  (Name)


                  --------------------------------------------
                  (Street Address)


                  --------------------------------------------
                  (City, State and Zip Code)

                            SCHEDULE OF EXCHANGES(2)

         The following exchanges, redemptions, repurchases or conversions of a part of this Global Security for Definitive Debentures have been made:

                                                                    Principal Amount of this      Signature of
                      Amount of decrease in  Amount of increase in       Global Security           authorized
                       Principal Amount of    Principal Amount of    following such decrease      signatory of
Date of Exchange      this Global Security    this Global Security        (or increase)              Trustee
--------------------  --------------------- ----------------------- -------------------------     -------------



--------------------

         (2) This schedule should be included only if the Debenture is issued in global form.